Exhibit 99.01

News

Media Contact:                     Tripp Cagle
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
                Glen Kundert
                404-506-5135
gakunder2@southernco.com

Jan. 26, 2011

Southern Company reports 2010 fourth quarter and full-year earnings

ATLANTA -- Southern Company today reported fourth quarter 2010 earnings of $153.5 million, or 18 cents a share, compared with earnings of $248.3 million, or 31 cents a share, in the fourth quarter of 2009.

Southern Company also reported full-year 2010 earnings of $1.98 billion, or $2.37 a share, compared with earnings for 2009 of $1.64 billion, or $2.07 a share.

Earnings for the year ended Dec. 31, 2009, included a charge of 25 cents a share, or $202 million, related to a settlement agreement with MC Asset Recovery LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spin-off.  Excluding this settlement, Southern Company earned $2.37 a share for 2010, compared with $2.32 a share in 2009.

Earnings for the year were positively influenced by an unusual combination of consistently warmer-than-normal weather in the summer months and consistently colder-than-normal weather in the winter months, in a pattern not seen since the late 1970s. Meanwhile, recovery in the industrial sector continued through the end of 2010, aided by an upward trend in exports. Additional evidence of the industrial recovery has been seen in the rebound of industrial productivity, which reached new highs in 2010.

“Economic factors such as unemployment continue to challenge the pace of economic recovery, but we see positive signs -- such as increased manufacturing activity -- that should bode well for 2011,” said Southern Company Chairman, President and Chief Executive Officer Thomas A. Fanning. Fanning added that over the next three years, Southern Company plans to invest up to $17 billion to meet the recovering economy’s energy needs and evolving environmental requirements. “This investment, which includes cleaner, more efficient technologies such as nuclear, 21st century coal and renewables will, in effect, help implement what we believe is a regional demonstration of a sound national energy policy,” he said.

Earnings for both the quarter and the full year were negatively affected by increased operations and maintenance expenses, reflecting a return to more normal spending levels compared with the same periods in 2009 and accruals to the natural disaster reserve at Alabama Power.  Earnings per share for the full year were further negatively affected by an increase in the number of Southern Company shares outstanding.

Revenues for the full year were $17.46 billion, compared with $15.74 billion in 2009, a 10.9 percent increase. Fourth quarter revenues were $3.77 billion, compared with $3.51 billion for the same period in 2009, an increase of 7.4 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 7.6 percent in 2010, compared with 2009. Residential energy sales increased 11.8 percent, commercial energy sales increased 3.7 percent and industrial energy sales increased 7.7 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 5.6 percent in 2010 compared with 2009.

Southern Company’s financial analyst call will be at 1 p.m. EST Jan. 26, at which time Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live webcast of the call and view slides in conjunction with the call at www.southerncompany.com. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its fourth quarter and 2010 performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index. Visit our website at www.southerncompany.com.

 Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery and expected capital expenditures. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company;

accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trusts; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Plant Ratcliffe Integrated Coal Gasification Combined Cycle facility, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.